UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

GEOVIC MINING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 980, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 476-6455

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 2, 2011, Geovic Mining Corp. (“Geovic” or “the Company”) filed a technical report titled “NI 43-101 Technical Report- Nkamouna and Mada Deposits” dated June 2, 2011 (the “Technical Report”) with the securities regulatory authorities in Canada. The Technical Report relates to Geovic’s Nkamouna cobalt-nickel-manganese project in Cameroon, Africa and is hereby being furnished to the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 to this Current Report on Form 8-K to satisfy Geovic’s “public disclosure” obligations under Regulation FD under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Technical Report was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) by Jeffrey Volk, CPG, FAusIMM, MSc of SRK Consulting, Brett Malcolm Crossley, BAS (Chemistry), MAusIMM, of Lycopodium Minerals Pty Ltd and Bret Swanson, BE Mining, MAusIMM, of SRK Consulting, each of whom is a Qualified Person as defined by NI 43-101.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the Technical Report is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

All mineral resources in the Technical Report have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7 (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The Technical Report uses the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. These terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7, not recognized by the SEC and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

Item 8.01	Other Events

The following disclosures, which have been reviewed by SRK Consulting, are derived from the Technical Report and are intended to provide updated mineral reserve information under Guide 7.

Mineralized material estimates in the Technical Report are as of October 14, 2009 and are unchanged from those reported in Geovic’s Annual Report on Form 10-K for the year ended December 31, 2010. The mineralized material estimates are inclusive of the mineral reserve estimates disclosed below.

Geovic’s proven and probable mineral reserves are estimated in conformance with definitions set out in NI 43-101. Proven and probable mineral reserves are those ore tonnages contained within the final pit design shape based on the geological classification of estimation confidence pertinent to proven and probable reserves under Guide 7. As such, we believe that our mineral reserves are estimated on a basis consistent with the definition of proven and probable reserves under Guide 7, with the exception that we are not able to separately report proven and probable grade tonnages.

Nkamouna and Mada Reserves by Rock Type (as of December 31, 2010)

Ore Type	Ore Tonnes (000’s)	Co Grade (%)	Mn Grade (%)	Ni Grade (%)
Ferralite Ore	57,097	0.23	1.30	0.69

Breccia Ore	11,035	0.42	2.37	0.54

Total Proven and Probable	68,132	0.26	1.48	0.66

Notes:

•

Reserves are based on a Co price of US$57,761/t (US$26.20/lb) Ni price of US$19,208/t (US$8.713 /lb) and a Mn price of US$1,360/t (US$0.544/lb), which are based on the three year moving average for cobalt, nickel and manganese calculated in December 2010.

•	Full mining recovery is assumed.

•	Mine reserves are not diluted.

•	Cut-off grades are not representative of internal or break-even calculations but rather stockpile grade bin classification above 0.12% Co for ferralite and 0.2% Co for breccia.

•	In-situ Co, Mn and Ni grade does not include average metallurgical recovery of 58.66% Co, 16.43% Ni and 53.06% Mn.

•

Due to the nature of the production and stockpile schedule, the ability to segregate proven and probable classifications within the ore stream was not possible. As such, proven and probable reserves have been reported together.

Item 9.01 Exhibits

The following exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1	NI 43-101 Technical Report Nkamouna and Mada Deposits, dated June 2, 2011

99.2	Consent of SRK Consulting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOVIC MINING CORP. Registrant

By: /s/ Greg Hill
Name: Title:	Greg Hill Chief Financial Officer

June 8, 2011

EXHIBIT INDEX

99.1	NI 43-101 Technical Report Nkamouna and Mada Deposits, dated June 2, 2011

99.2	Consent of SRK Consulting

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